Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-8  Nos. 333-210220 and 333-188377) pertaining to the GTx, Inc. 2013 Equity Incentive Plan, the GTx, Inc. 2013 Non-Employee Director Equity Incentive Plan and the GTx, Inc. Directors’ Deferred Compensation Plan,

(2)         Registration Statement (Form S-8 No. 333-208744) pertaining to the GTx, Inc. 2013 Equity Incentive Plan and the GTx, Inc.  2013 Non-Employee Director Equity Incentive Plan,

(3)         Registration Statements (Form S-8 Nos. 333-165507 and 333-149661) pertaining to the GTx, Inc. 2004 Equity Incentive Plan and the GTx, Inc. Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan,

(4)         Registration Statement (Form S-8 No. 333-136527) pertaining to the GTx, Inc. Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan,

(5)         Registration Statement (Form S-8 No. 333-118882) pertaining to the GTx, Inc. Directors’ Deferred Compensation Plan,

(6)         Registration Statement (Form S-8 No. 333-112576) pertaining to the GTx, Inc. 2004 Equity Incentive Plan, 2004 Non-Employee Directors’ Stock Option Plan, 2002 Stock Option Plan, 2001 Stock Option Plan, 2000 Stock Option Plan, and 1999 Stock Option Plan, and

(7)         Registration Statements (Form S-3 Nos. 333-222268, 333-221040, 333-204932, 333-201132 and 333-197911) of GTx, Inc.;

of our report dated March 13, 2018, with respect to the financial statements of GTx, Inc. included in this Annual Report (Form 10-K) of GTx, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Memphis, Tennessee
March 13, 2018